Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:

Clint Halverson
Extra Space Storage
801-365-4600
info@extraspace.com

Extra Space Storage® Announces Executive Restructuring

and the Purchase of 19 All Aboard Mini Storage Properties

SALT LAKE CITY— August 29, 2013 — Extra Space Storage Inc. (NYSE:EXR) (the “Company”) announced today that effective December 31, 2013, Karl Haas, the Company’s Executive Vice President and Chief Operating Officer, will retire.  Mr. Haas has spent 25 years in the self storage industry and is a highly respected member of the Company’s executive team.  The Company’s Board of Directors intends to appoint Mr. Haas to the Board following his retirement.

The Company intends to appoint Samrat Sondhi as Senior Vice President Operations upon Mr. Haas’ retirement on December 31, 2013.  Mr. Sondhi has been a member of the Company’s senior management team for eight years, operating in various roles including Divisional Vice President, covering core markets across the United States, and Senior Vice President Revenue Management, playing a key role in the evolution of pricing strategy.  Prior to joining the Company, Mr. Sondhi served for two years as Vice President Revenue Management for Storage USA, which was purchased by the Company in July 2005.  Prior to joining Storage USA, Mr. Sondhi worked as a consultant with Deloitte Consulting.  Mr. Sondhi holds a Master’s degree in Business Administration from Carnegie Mellon University and a Bachelor’s degree in Electronics from Pune University, India.

In addition, Hugh W. Horne tendered his resignation from the Company’s Board of Directors effective December 31, 2013 to pursue other interests.

Furthermore, effective today, the Company completed the previously announced acquisition of 19 properties located in California from All Aboard Mini Storage (“All Aboard”) for an approximate purchase price of $195.1 million, inclusive of defeasance related costs.  The purchase of one remaining All Aboard property is expected to occur by the end of the fourth quarter of 2013 for approximately $11.0 million, inclusive of defeasance related costs.

Forward-Looking Statements

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements related to expected changes to the Company’s senior management and Board of Directors and the terms, timing and completion of the acquisition described above. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “would,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and assumptions are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and assumptions will result or be achieved. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. All forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements apply only as of the date of this release. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

About Extra Space Storage Inc.

Extra Space Storage Inc., headquartered in Salt Lake City, is a fully integrated, self-administered and self-managed real estate investment trust.  As of June 30, 2013, the Company owned and/or operated 974 self-storage properties in 35 states, Washington, D.C. and Puerto Rico. The Company’s properties comprise approximately 649,000 units and approximately 71.0 million square feet of rentable storage space offering customers conveniently located and secure storage solutions, including business storage. Extra Space Storage is the second-largest owner and/or operator of self-storage properties and is the largest self-storage management company in the United States. For more information, visit www.extraspace.com.

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